                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         CLARION VALUE FUND MASTER, LLC

          THIS LIMITED LIABILITY COMPANY AGREEMENT of Clarion Value Fund Master, LLC (the "Company") is dated as of June 18, 2002 by and among Clarion Capital, LLC as the Organizational Member, and those persons hereinafter admitted as Members.

                                   ARTICLE I

                      ORGANIZATION AND ADMISSION OF MEMBERS

          Section 1.01. Name of the Company. The Company shall do business under the name of "Clarion Value Fund Master, LLC". The Organizational Member shall have the power to change the name of the Company (or any Series thereof) and shall notify each Member of any change of name.

          Section 1.02. Purpose and Powers. The purpose for which the Company is formed is to operate as an investment company (or, to the extent Interests are offered in Series, as separate investment companies each organized as a Series of the Company) and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other limited liability company formed under the laws of the State of Delaware, now or hereafter in force, including, without limitation, the following:

          (a) To purchase, hold, invest and reinvest in, sell, exchange, transfer, mortgage, and otherwise acquire and dispose of securities of every kind, character and description.

          (b) To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities.

          (c) To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of property of all kinds.

          (d) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.


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          (e) To borrow or raise moneys for any of the purposes of the Company, and to mortgage or pledge the whole or any part of the property and franchises of the Company, real, personal, and mixed, tangible or intangible, and wheresoever situated.

          (f) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

          (g) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in, to the extent permitted under the Delaware Act, capital stock, bonds, debentures and other securities of the Company, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of this Agreement, determine; and to repurchase, re-acquire and redeem, to the extent permitted under the Delaware Act, from time to time, its own limited liability company interests (each, when representing the entire ownership interest in the Company (or a Series thereof, as the case may be) at any particular time of a Member, an "Interest"), bonds, debentures and other securities.

          Section 1.03. The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Company, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Company by the laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

          Section 1.04. Principal Office; Registered Office and Agent for Service of Process. The principal place of business of the Company shall be at 335 Madison Avenue, New York, New York or at any other location the Organizational Member may designate. The registered office of the Company shall be at such location, and its registered agent for service of process shall be such entity, as is set forth in the Certificate of Formation filed with the office of the Secretary of State of Delaware on June 18, 2002.

          Section 1.05. Term; Certificates. The Company was formed upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. The regular business activities of the Company shall continue until dissolution of the Company. Andrew S. Quinn, is hereby designated as an "authorized person" within the meaning of the Delaware Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Organizational Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Delaware Act. The Organizational Member or an officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York and in any other jurisdiction in which the Company may wish to conduct business.


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          The existence of the Company as separate legal entry shall continue until the Certificate of Formation of the Company has been cancelled in accordance with the Delaware Act.

          Section 1.06. Definitions.

          Section 1.07. For the purpose of this Agreement, the following terms shall have the following meanings:

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          "Affiliate" means an affiliated person of a person as such term is defined in the 1940 Act.

          "Agreement" means this Limited Liability Company Agreement, as amended from time to time.

          "Allocation Period" is the period commencing as of the date of the initial closing of the Company, and thereafter each period commencing as of the day following the last day of the preceding Allocation Period, and ending at the close of business or the first to occur of the following:

          (1) the last day of a Fiscal Year;

          (2) the last day of a Taxable Year;

          (3) the day preceding the date on which a contribution to the capital of the Company is made;

          (4) the day on which the Company repurchases any Interest, or portion of an Interest, of a Member; and

          (5) the day on which any amount is credited to, or debited from, the Capital Account of a Member, other than an amount to be credited to, or debited from, the Capital Account of all Members in accordance with their respective Investment Percentages.

          "Board Of Directors" means the Board of Directors established pursuant to Section 5.01.

          "Business Day" is any weekday the New York Stock Exchange is open for trading.

          "Capital Account" with respect to each Member means the capital account established and maintained on behalf of each Member pursuant to Section 3.03.


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          "Capital Percentage" means a percentage established for each Member on the Company's books as of each Expense Allocation Date. The Capital Percentage of a Member on an Expense Allocation Date shall be determined by dividing the amount of capital contributed to the Company by the Member pursuant to Section
3.01 hereof by the sum of the capital contributed to the Company by each Member pursuant to Section 3.01 hereof on or prior to such Expense Allocation Date. The sum of the Capital Percentages of all Members on each Expense Allocation Date shall equal 100%.

          "Class" means a separate class of securities of an investment company, as contemplated by Rule 18f-3 under the 1940 Act.

          "Closing Date" means the first date on or as of which a Member other than the Organizational Member is admitted to the Company.

          "Code" means the United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

          "Company" means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

          "Company Property" means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by the account of the Company.

          "Delaware Act" means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

          "Director" means a "director" within the meaning of Section 2(a)(12) of the 1940 Act and a "manager" within the meaning of Section 18-101(10) of the Delaware Act.

          "Expense Allocation Date" means the Closing Date, and thereafter each day as to which a contribution to the capital of the Company is made pursuant to
Section 3.01 hereof.

          "Fiscal Year" means the period commencing on the Closing Date and ending on October 31, 2002, and thereafter each period commencing on January 1 of each year and ending on October 31 of each year (or on the date of a final distribution), unless the Board of Directors shall elect another fiscal year for the Company.

          "Independent Directors" means those Directors who are not "interested persons" of the Company as such term is defined in the 1940 Act.

          "Initial Feeder Fund" means Clarion CMBS Value Fund, Inc.

          "Interest" has the meaning set forth in Section 1.02(g) of this Agreement.

          "Investment Adviser" has the same meaning set forth in the 1940 Act.

          "Investment Percentage" means a percentage established for each Member on the Company's books as of the first day of each Allocation Period. The Investment Percentage of a


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Member for an Allocation Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such period by the sum of the Capital Accounts of all of the Members as of the commencement of such period. The sum of the Investment Percentages of all Members for each Allocation Period shall equal 100%.

          "Negative Basis" has the meaning set forth in Section 3.09 of this Agreement.

          "Negative Basis Member" has the meaning set forth in Section 3.09 of this Agreement.

          "Member" means any person who shall have been admitted to the Company as a member (including any Director in such person's capacity as a member of the Company but excluding any Director in such person's capacity as a Director of the Company) until the Company repurchases the entire Interest of such person as a Member, whether in response to a redemption request by the Member or otherwise, pursuant to Section 3.12 hereof or a substituted Member or Members are admitted with respect to any such person's entire Interest as a Member pursuant to Section 3.04 hereof.

          "Net Asset Value" shall have the meaning set forth in Section 2.02 hereof.

          "Net Profits or Net Losses" means the amount by which the Net Asset Value as of the close of business on the last day of an Allocation Period exceed (in the case of Net Profits) or are less than (in the case of Net Losses) the Net Asset Value as of the commencement of the same Allocation Period (or, with respect to the initial Allocation Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude:

          (1) any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Allocation Period pursuant to Sections 3.06 and 3.07 hereof; and

          (2) Organizational Expenses allocated among the Capital Accounts of the Members (other than the Initial Feeder Fund) pursuant to Section 3.08 hereof.

          "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          "1933 Act" means the Securities Act of 1933 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          "Organizational Expenses" means the expenses incurred by the Company in connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Interests.

          "Organizational Member" means Clarion Capital, LLC.

          "Positive Basis" has the meaning set forth in Section 3.09 of this Agreement.


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          "Positive Basis Member" has the meaning set forth in Section 3.09 of this Agreement.

          "Regulations" means the regulations promulgated under the Code.

          "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

          "Series" means a series of Interests offered by the Company, to the extent Interests are so offered.

          "Transfer" means the assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

          Section 1.08. Admission of Members. The Board of Directors expects to accept initial and additional subscriptions for Interests on such terms and at such times as are described in Schedule I of this Agreement. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. Each new Member shall execute a signature page to this Agreement, which execution shall be deemed to represent the execution of a counterpart of this Agreement. The Board of Directors may in its sole discretion reject any subscription for Interests and/or suspend subscriptions for Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member. To the extent interests are offered in Series, Members will be admitted separately to each Series at the time provided by the Board of Directors and without any act, vote or approval of any Member of the Company.

          Section 1.09. Series and Classes. (a) Interests may be offered in one or more Series having separate rights, powers or duties with respect to specified property or obligations or profits and losses associated with specified property or obligations and, to the extent provided in this Agreement and a Separate Series Agreement (as hereinafter defined), having a separate business purpose or investment objective. A Member may be a member of one or more Series. The Interests of each Series may be offered in separate Classes. Unless otherwise required by the 1940 Act, the Board of Directors may, in its sole discretion, organize Series or classify unissued Interests in Classes without consulting the Members or any other person. To the extent Interests are offered in Series or Classes, expenses (including Organizational Expenses) specific to a Series or Class shall be allocated to such Series or Class. Also to the extent Interests are offered in Series, (i) Capital Accounts shall be separately established and maintained on a Series-by-Series basis, and, accordingly, Capital Percentages, Investment Percentages, Allocation Periods, Expense Allocation Dates, Net Profits or Net Losses and all allocations and distributions pursuant to Article III shall be determined on a Series by-Series basis, and (ii) each Series may have a separate closing Date and therefore different Fiscal Years. The debts, liabilities and


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obligations incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series.

          (b) Notwithstanding any other provision contained in this Agreement, but subject to the requirements of the 1940 Act, the Board of Directors shall have sole and absolute discretion to cause the Company to issue additional Interests, in one or more classes, or in one or more Series, with such designations, preferences and relative, participating, optional, or other special rights, powers and duties, including rights, powers and duties senior to existing Interests, all as shall be determined, subject to Delaware law, by the Board of Directors in its sole and absolute discretion.

          (c) The terms of each Series shall be as set forth in this Agreement (as the same may be amended in accordance with 1.09(b) hereof) and a separate agreement establishing such Series (a "Separate Series Agreement") substantially similar in the form of Schedule II attached hereto. A Separate Series Agreement shall be executed by the Members associated with such Series. To the extent that s Separate Series Agreement conflicts with this Agreement, this Agreement shall control.

          (d) Notwithstanding any other provision contained in this Agreement, if the Board of Directors causes the Company to issue additional Interests, or establishes new Series or Classes of Interests, then the Board of Directors, without the act, vote or consent of any other person, shall make such revisions to this Agreement and to the Certificate of Formation of the Company, as it deems necessary to reflect the issuance of such additional Interests or the establishment of such Series or Classes.

                                   ARTICLE II

                            ACCOUNTING AND VALUATIONS

          Section 2.01. Notwithstanding anything in this Agreement to the contrary, the Board of Directors shall have power to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any Class or Series and the net asset value of the Interests of any Class or Series of the Company for purposes of sales, redemption of Interests or otherwise.

          Section 2.02. The "Net Asset Value" of the property and assets of the Company shall be determined in accordance with the 1940 Act with generally accepted accounting principles, and at such times as the Board of Directors may direct, by deducting from the total market or appraised value of all of the property and assets of the Company, all debts, obligations and liabilities of the Company (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).


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                                   ARTICLE III

                                     CAPITAL

          Section 3.01. Contributions to Capital. (a) The amount of the initial contribution of each Member shall be recorded on the books and records of the Company (on a Series-by-Series basis if appropriate) upon acceptance as a contribution to the capital of the Company. The Directors shall not be entitled to make voluntary contributions of capital to the Company as Directors of the Company, but may make voluntary contributions to the capital of the Company as Members.

          (b) Members of the Company may make additional contributions to the capital of the Company in such amounts and effective as of such time as the Board of Directors, in its discretion, may permit, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 3.11 hereof.

          (c) Except as otherwise permitted by the Board of Directors, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Directors, in its sole discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds on the date of the proposed acceptance of the contribution. The Company may charge each Member making a contribution in securities to the capital of the Company such amount as may be determined by the Board of Directors not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company in relation to which such charge is due. The value of contributed securities shall be determined in accordance with Section 1.08 hereof as of the date of contribution.

          (d) The minimum initial contribution may be reduced by the Board of Directors, in its sole discretion, and the Board of Directors may agree to accept lesser amounts for initial and additional contributions with respect to individual investors or classes of investors, in its sole discretion.

          Section 3.02. Rights of Members to Capital. No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company, except
(i) upon the redemption by the Company of a part or all of such Member's Interest pursuant to Section 3.12 hereof, (ii) pursuant to the provisions of
Section 3.07(c) hereof or (iii) upon the distribution of the Company's assets pursuant to Section 10.01 hereof. No Member shall be liable for the return of any such amounts other than as required by the Delaware Act. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

          Section 3.03. Capital Accounts (a) The Company shall maintain a separate Capital Account for each Member.


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          (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any securities (determined in accordance with Section 1.08 hereof and net of any liabilities secured by such securities that the Company is considered to assume or take subject to under Section 752 of the Code) constituting such Member's initial contribution to the capital of the Company.

          (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any securities (determined in accordance with Section 1.08 hereof and net of any liabilities secured by such securities that the Company is considered to assume or take subject to under Section 752 of the Code) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 3.01 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 3.05 through 3.08 hereof.

          (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any redemption of the Interest, or portions thereof, of such Member or distributions to such Member pursuant to Sections, 3.10, 3.12 or 8.01 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under
Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 3.05 through 3.08 hereof.

          Section 3.04. Transfer of Interests of Members. (a) An Interest may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or (ii) with the written consent of the Board of Directors (which may be withheld in its sole discretion); provided, however, that the Board of Directors may not consent to any transfer other than a transfer (A) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (B) to members of the Member's immediate family (brothers, sisters, spouse, parents and children),
(C) a distribution from a qualified retirement plan or an individual retirement account, or (D) that represents a "block transfer" within the meaning of Regulations Section 1.7704-1(e)(2).

          (b) The Board of Directors may not consent to a transfer of Interest or a portion thereof of a Member unless the person to whom the Interest is transferred meets any eligibility standards established by the Board of Directors from time to time as described in Schedule I of this Agreement. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or otherwise shall be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Directors, the Board of Directors shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member. Each Member effecting a transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such transfer.


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          (c) Each Member shall indemnify and hold harmless the Company, the
Directors, the Investment Adviser, each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any transfer made by such Member in violation of this Section 3.04 and (ii) any misrepresentation by such Member in connection with any such transfer.

          Section 3.05. Allocation of Net Profits and Net Losses. As of the last day of each Allocation Period, any Net Profits or Net Losses for the Allocation Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Allocation Period.

          Section 3.06. Allocation of Certain Expenditures. Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Directors to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Allocation Period during which any such items were paid or accrued by the Company.

          Section 3.07. Reserves. (a) Appropriate reserves may be created, accrued and charged against the Net Asset Value and proportionately against the Capital Accounts of the Members for contingent liabilities (whether the Company or one or more Series thereof), if any, as of the date any such contingent liability becomes known to the Investment Adviser or the Board of Directors, such reserves to be in the amounts that the Board of Directors, in its sole discretion, deems necessary or appropriate. The Board of Directors may increase or reduce any such reserves from time to time by such amounts as the Board of Directors, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Directors, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

          (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or redemptions of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Allocation Periods, then such amount


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shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Allocation Period or Periods.

          (c) If any amount is required by paragraph (a) or (b) of this Section
3.07 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Directors determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

          Section 3.08. Allocation of Organizational Expenses. (a) As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members (other than that of the Initial Feeder Fund) in accordance with their respective Capital Percentages on such Expense Allocation Date (adjusted for this purpose pro rata so as to equal 100% without including the Capital Percentage of the Initial Feeder Fund).

          (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 3.08 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages on such Expense Allocation Date (adjusted for this purpose pro rata so as to equal 100% without including the Capital Percentage of the Initial Feeder Fund).

          Section 3.09. Tax Allocations. (a) For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 3.09 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations 'SS''SS' 1.704-1(b)(2)(iv)(f) and
(g), 1.704-1(b)(4)(i) and 1.704-3(e), as applicable, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Regulations 'SS' 1.704-1(b)(2)(ii)(d) or any other requirements of the Regulations under Section 704 of the Code.

          If the Company realizes capital gains (including short-term capital gains) or ordinary income for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which the Interests of one or more Positive Basis Members are redeemed by the Company pursuant to Section 3.12, the Board of Directors, unless otherwise determined by the Board of Directors, in its sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 3.05.

          If the Company realizes capital losses (including long-term capital losses) or ordinary deductions for Federal income tax purposes ("losses") for any fiscal year during or as of the end of which the Interests of one or more Negative Basis Members are redeemed by the Company pursuant to Section 3.12, the Board of Directors, unless otherwise determined by the Board of Directors, in its sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 3.05.

          As used herein, "Positive Basis" means, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to such Member's share of the liabilities of the Company under Section 752 of the Code). "Positive Basis Member" means any Member whose Interest is redeemed by the Company and who has Positive Basis as of the effective date of the redeemed, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 3.09 equal to its Positive Basis as of the effective date of such redemption.

          As used herein, "Negative Basis" means, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to such Member's share of the liabilities of the Company under Section 752 of the Code). "Negative Basis Member" means any Member whose Interest is redeemed by the Company and who has Negative Basis as of the effective date of such redemption, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of this Section 3.09 equal to its Negative Basis as of the effective date of such redemption

          (b) The allocations of the Company's items of income, gain, loss, deduction and credit to the Members in respect of their interests shall not exceed the allocations permitted under Subchapter K of the Code as determined by the Board of Directors, whose determination shall be binding. Allocations pursuant to this Section 3.09 may be adjusted at any time by the Board of Directors to the extent the Board of Directors determines in good faith that such adjustments (i) would more equitably reflect the economic allocations hereunder, or (ii) would otherwise be in the overall best interests of the Members.

          (c) It is the intent of the Company and each Member that each Series be a separate partnership for federal income tax purposes under Subchapter K of the Code and Regulations promulgated thereunder.

          Section 3.10. Distributions. The Board of Directors, in its sole discretion, may authorize the Company (or any Series thereof, as the case may be) to make distributions in cash or in kind at any time to all Members on a pro rata basis in accordance with the Members' Investment Percentages. Notwithstanding the foregoing, or any other provision contained in this Agreement, the Company, and the Board of Directors on behalf of the Company shall not be required to make a distribution to the extent that it would violate the Delaware Act.

          Section 3.11. Withholding (a) The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

          (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Directors, the amount of such excess.

          (c) The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

          Section 3.12. Redemption and Repurchase of Interests (a) Subject to any applicable notice or other procedural requirements established by the Board of Directors or its delegates, any Member may redeem his or her Interest, in whole or in part, on any Business Day. An Interest (or portion thereof) shall be redeemed by the Company promptly after a redemption request has been received, and the redemption proceeds paid thereon shall be calculated by reference to the Net Asset Value next determined after the receipt of such request.

          (b) Subject to any applicable procedures established by the Board of Directors, redemption proceeds may be paid in-kind in whole or in part.

          (c) When the Company is asked to redeem Interests for which it may not have yet received good payment it may delay transmittal of redemption proceeds until it has determined that collected funds have been received for the purchase of such Interests, which will be up to 10 days from receipt by the Company of the purchase amount.

          Members who receive portfolio securities in redemption of Company Interests will be required to make arrangements for the transfer of custody of such securities to their account and must communicate relevant custody information to the Company prior to the effectiveness of a redemption request. Redemption requests subject to the Company's redemption in-kind policy will not be considered in good order and effected until such information is provided.

          Redeeming Members will bear any costs of delivery and transfer of the portfolio securities received in an in-kind redemption, and such costs will be deducted from their redemption proceeds. Redeeming Members will also bear the costs of re-registering the securities.

          (d) The Board of Directors may cause the Company to repurchase an Interest or portion thereof, valued in the same manner with respect to a redemption under this Section 3.12, of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Directors determines or has reason to believe that:

               (i) such an Interest or portion thereof has been transferred in violation of Section 3.04 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member;

               (ii) ownership of such an Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

               (iii) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Directors or the Organizing Member, or may subject the Company or any of the Members to an undue risk of adverse tax or other fiscal consequences;

               (iv) such Member's continued participation in the Company may cause the Company to be classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the Regulations thereunder, unless the Company has elected to qualify as a "Regulated Investment Company" under Subchapter M of the Code;

               (v) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

               (vi) it would be in the best interests of the Company, as determined by the Board of Directors in its sole discretion, for the Company to repurchase such an Interest or portion thereof.

          Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its discretion, may pay all or any portion of the repurchase price in marketable securities (or any combination of marketable securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of such Member's Capital Account or portion thereof, as applicable, as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date. Upon the repurchase of a Member's Interest, such Member shall be deemed to have resigned from the Company.

                                   ARTICLE IV

                                    DIRECTORS

          Section 4.01. Management and Control(a) Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Director acting alone shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board of Directors. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of an open-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" (as such term is defined in the 1940 Act) of such company.

          (b) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act. Voting may be conducted on a Series-by-Series or Class-by-Class basis with respect to matters as to which such voting is permitted under the 1940 Act and the Delaware Act.

          (c) The Board of Directors may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

          Section 4.02. Actions by the Board of Directors. (a) Unless provided otherwise in this Agreement, the Board of Directors shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

          (b) The Chairman of the Board shall preside at all meetings. Meetings of the Board of Directors may be called by the Chairman of the Board or by any two Directors, and may be held on such date and at such time and place as the Board of Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

          (c) The Board of Directors may designate from time to time agents and employees of the Company who shall have the same powers and duties on behalf of the Company (including the power to bind the Company) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Company.

                                   ARTICLE V

                               MEETINGS OF MEMBERS

          Section 5.01. Meeting. Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. The meeting may be limited to Members holding Interests of one or more Series or Classes. Meetings of the Members may be called by the Board of Directors or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Directors shall determine. The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting. The Organizational Member may elect the initial Board of Directors, whose number shall be not less than two nor more than thirteen, as determined from time to time by the Board of Directors (subject to any applicable provisions of the 1940 Act or Delaware
Act) and call for meetings of the Members to elect successor Directors if no Director remains to continue the business of the Company.

          Section 5.02. Voting of Members. Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

          Section 5.03. Proxy and Members' Consent in Lieu of Meeting. A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

                                   ARTICLE VI

         LIMITED LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Section 6.01. To the fullest extent that limitations on the liability of Directors are permitted by the Delaware Act, no Director or officer (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives) shall have any liability to the Company or its Members for damages. This limitation on liability applies to events occurring at the time a person serves as a Director or officer of the Company whether or not such person is a Director at the time of any proceeding in which liability is asserted.

          Section 6.02. No provision of this Agreement shall be effective to protect or purport to protect any Director or officer against any liability to the Company or its Members to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Section 6.03. The Company shall indemnify each Director and officer made party to a proceeding, by reason of service in such capacity, to the fullest extent permitted by law, provided that the Company shall not indemnify any Director or officer for any liability to the Company or its Members arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

          Section 6.04. The provisions of Section 6.03 notwithstanding, the Company shall indemnify each Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which each such Director or officer is a party by reason of service in such capacity.

          Section 6.05. The Company, in the manner and to the extent provided by applicable law, shall advance to each Director or officer who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.

                                   ARTICLE VII

                               OFFICERS AND AGENTS

          Section 7.01. At the first meeting of the Board of Directors after the election of Directors in each year, the Board of Directors shall elect a Chairman, a President and a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board of Directors may deem necessary and as the business of the Company may require.

          The Chairman of the Board of Directors shall be elected from the membership of the Board of Directors, but other officers need not be Directors. Any two or more offices may be held by the same person except the offices of President and Vice President. All officers of the Company shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action by the Board of Directors.

                                  ARTICLE VIII

                               DUTIES OF OFFICERS

          Section 8.01. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Members and the Board of Directors and shall be a Director ex officio of all standing committees. He shall have those duties and responsibilities as shall be assigned to him by the Board of Directors. In the absence, resignation, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his return, or until such disability shall be removed or until a new President shall have been elected.

          Section 8.02. President. The President shall be the Chief Executive Officer and head of the Company, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the regulations of the Board of Directors. The President shall, in the absence of the Chairman, preside at all meetings of the Members and the Board of Directors. In the event of the absence, resignation, disability or death of the Chairman, the President shall exercise all powers and perform all duties of the Chairman until his return, or until such disability shall have been removed or until a new Chairman shall have been elected.

          Section 8.03. Vice Presidents. The Executive Vice President, and the Vice Presidents, shall have those duties and responsibilities as shall be assigned to them by the Chairman or the President. In the event of the absence, resignation, disability or death of the Chairman and President, the Executive Vice President shall exercise all the powers and perform all the duties of the President until his return, or until such disability shall be removed or until a new President shall have been elected.

          Section 8.04. The Secretary. (a) The Secretary shall attend all meetings of the Members and shall record all the proceedings thereof in a book to be kept for that purpose, and he shall be the custodian of the corporate seal of the Company. In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors, as is elsewhere in this Agreement provided, may exercise the rights and perform the duties of the Secretary.

          (b) Assistant Secretaries. The Assistant Secretary, or, if there be more than one Assistant Secretary, then the Assistant Secretaries in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board of Directors shall also perform such other duties and exercise such other powers as the Board of Directors shall from time to time prescribe.

          Section 8.05. The Treasurer. The Treasurer shall keep full and correct accounts of the receipts and expenditures of the Company in books belonging to the Company, and shall deposit all monies and valuable effects in the name and to the credit of the Company and in such depositories as may be designated by the Board of Directors, and shall, if the Board of Directors shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Directors for the faithful performance of his or her duties. He or she shall disburse funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions on behalf of the Company and of the financial condition of the Company, and shall present each year before the annual meeting of the Members a full financial report of the preceding fiscal year.

          Section 8.06. Assistant Treasurers. The Assistant Treasurer, or, if there be more than one Assistant Treasurer, then the Assistant Treasurers in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the Board of Directors shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.

                                   ARTICLE IX

                           CHECKS, DRAFTS, NOTES, ETC.

          Section 9.01. All checks shall bear the signature of such person or persons as the Board of Directors may from time to time direct.

          Section 9.02. All notes and other similar obligations and acceptances of drafts by the Company shall be signed by such person or persons as the Board of Directors may from time to time direct.

          Section 9.03. Any officer of the Company or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or her order or to the order of the Company.

                                   ARTICLE X

                                  DISSOLUTION

          Section 10.01. Dissolution(a) The Company shall be dissolved only upon the occurrence of one of the following events:

               (i) upon the affirmative vote to dissolve the Company by: (i) the Board of Directors or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

               (ii) upon the failure of the Members to elect Directors at a meeting called by the Organizational Member in accordance with Section 5.01 hereof when no Director remains to manage the business of the Company;

               (iii) the death, retirement, resignation, expulsion, bankruptcy or dissolution of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued in accordance with the Delaware Act, or

               (iv) the entry of a decree of judicial dissolution pursuant to
     Section 18-802 of the Delaware Act.

          (b) As soon as practicable after the effective date of dissolution of the Company, the Company's assets shall be distributed in the following manner and order of priority to the extent permitted by applicable law:

               (i) The claims of all creditors of the Company that are not Members shall be satisfied (whether by payment or reasonable provision for payment thereof);

               (ii) The claims of all creditors of the Company which are Members shall be satisfied (whether by payment or reasonable provision for payment thereof) ; and

               (iii) Any income, gain, or loss during the period of winding up shall be allocated to the Members in accordance with Article III, and the Members shall share in the remaining assets of the Company pro rata, according to their respective Capital Accounts.

          (c) The Board of Directors shall determine at its sole discretion whether any assets of the Company shall be liquidated through sale or shall be distributed to the Members in kind.

          (d) The Board of Directors may establish a liquidating trust to liquidate the non-liquid holdings of the Company.

          (e) Upon the dissolution of the Company, neither the name of the Company nor its goodwill, if any, shall be considered to be an asset of the Company. No value shall be placed on the Company name or goodwill for the purpose of liquidation and distribution or for any other purpose during the continuation of the Company.

                                   ARTICLE XI

                                     NOTICES

          Section 11.01. Whenever under the provisions of this Agreement notice is required to be given to any Director or Member, such notice is deemed given when it is personally delivered, left at the residence or usual place of business of the Director or Member, or mailed to such Director or Member at such address as shall appear on the books of the Company and such notice, if mailed, shall be deemed to be given at the time it shall be so deposited in the United States mail, postage prepaid. In the case of Directors, such notice may also be given orally by telephone or by telegraph or cable.

          Section 11.02. Any notice required to be given under this Agreement may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.

                                  ARTICLE XII

                                   AMENDMENTS

          Section 12.01. This Agreement may be amended, altered or repealed by the affirmative vote of the majority in interest of the Members, or by a majority of the Board of Directors, as the case may be; provided, however, that no amendment may reduce the Capital Account of any Member without the consent of such Member or alter the substance of this proviso.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.01. Reorganization and Master/Feeder(a) Notwithstanding anything else herein, the Board of Directors may, without any Member approval or vote unless such approval or vote is required by applicable law, in order to change the form or jurisdiction of organization of the Company or for any other purpose (i) cause the Company to merge or consolidate with or into one or more limited liability companies, partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Board of Directors to accomplish such merger or consolidation) (or, in each case, series thereof to the extent permitted by law), (ii) cause the Interests to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iii) cause the Company to reorganize under the laws of any state or other political subdivision of the United States, if such action is determined by the Board of Directors to be in the best interests of the Company. Any agreement of merger or consolidation or exchange may be signed by a majority of the Board of Directors and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          (b) Notwithstanding anything else herein, the Board of Directors may, without Member approval (unless required by the 1940 Act), invest all or a portion of the Company Property of any Series, or dispose of all or a portion of the Company Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but not need) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or series thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Board of Directors may, without Member approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Company Property from the master fund and cause such Series to invest its Company Property directly in securities and other financial instruments or in another master fund.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           CLARION CAPITAL, LLC


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                           MEMBER:

                                           _____________________________________
                                           Name of Member


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE I

        Admission of Members, Minimum Amount of Additional Contributions
            and Transfer restrictions referred to in Sections 1.08,
              3.01(b) and 3.04(b), respectively, of this Agreement

--------------------------------------------------------------------------------
  Name of
  Series              Admission of Members            Transfer Restrictions
--------------------------------------------------------------------------------
Clarion      Institutional investors on a private    The Board of Directors may
Value Fund   placement basis may make an             not consent to a transfer
Master       investment in the Fund on any           of the Interest or a
             Business Day at the next calculated     portion thereof of a Member
             net asset value, subject to the         unless the person to whom
             Fund's ability to reject or limit       the Interest is transferred
             certain investments. A Business Day     is a person whom the
             is any weekday the New York Stock       Company believes is an
             Exchange is open for trading.           "accredited investor", as
             Incomplete orders and orders that are   that term is defined in
             not paid for in a timely manner will    Regulation D under the 1933
             be returned. All investments in the     Act or any successor rule
             Fund are subject to a minimum initial   thereto, or the transfer is
             subscription of $3,000,000. In          otherwise exempt from
             certain circumstances, the Board of     registration under the 1933
             Directors or, with the Board of         Act.
             Director's consent, Clarion Capital
             LLC, as the adviser of the Fund, may
             reduce such minimum at its
             discretion.

--------------------------------------------------------------------------------

                                   SCHEDULE II

                            SEPARATE SERIES AGREEMENT

          THIS SEPARATE SERIES AGREEMENT, dated as of ___________ __, 200_ (this "Separate Series Agreement"), is entered into by and between ___________________ ____________________, as a member of __________________________ (the "Company")
associated with the newly created Series identified below (the "New Series"), and ____________________, as a member of the Company associated with the New Series. Capitalized terms used herein and not otherwise defined are used as defined in the Limited Liability Company Agreement of the Company, dated and effective as of _________ __, 2001 (as amended from time to time, the "LLC Agreement"), by and between _____ and ______.

                                    RECITALS

          WHEREAS, the parties hereto have heretofore formed a limited liability company pursuant to the Delaware Limited Liability Company Act by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and by entering into the LLC Agreement; and

          WHEREAS, it is intended by the parties hereto to create an additional Series in the form of the New Series; and

          WHEREAS, it is intended by the parties hereto that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the New Series be enforceable against the assets of the New Series only, and not against the assets of the Company generally; and

          NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

          1. New Series. In accordance with Section 2.01 of the LLC Agreement, _____ and ______ hereby create the New Series, which shall be a "Series" for purposes of the LLC Agreement.

          2. Name of New Series. The name of the New Series created by this Separate Series Agreement shall be _________________________.

          3. Agreement to be Bound. Each of _____ and ______, in their capacities as members of the Company associated with the New Series, agree to be bound by the terms and provisions of the LLC Agreement.

          4. Headings. The headings in this Separate Series Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of this Separate Series Agreement or any provision hereof.

          5. Severability. The invalidity or unenforceability of any particular provision of this Separate Series Agreement shall not affect the other provisions hereof, and this Separate Series Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

          6. Integration. This Separate Series Agreement and the LLC Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

          7. Counterparts. This Separate Series Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

          8. Governing Law. This Separate Series Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have executed this Separate Series Agreement as of the date first-above stated.

                                           MEMBERS ASSOCIATED WITH
                                           NEW SERIES:

                                           __________________________, as Member


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           __________________________, as Member


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                       2